SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2017 (Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition.

Urban One, Inc. (the “Company”) issued a press release setting forth the results for its quarter ended March 31, 2017.  A copy of the press release is attached as Exhibit 99.1.

ITEM 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Effective May 5, 2017, the Company’s name changed from Radio One, Inc. to Urban One, Inc. The name change was made pursuant to Section 242(b) of the Delaware General Corporation Law.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1. In addition, the By-laws of the Company were also amended and restated to reflect the name change to Urban One, Inc. A copy of the By-laws is attached hereto as Exhibit 3.2.  The Company also changed the name of its subsidiary “IO Acquisition Sub, LLC” to “BossipMadameNoire, LLC” in connection with its acquisition of certain assets from Moguldom Media Group, LLC.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.3.

ITEM 7.01.  Regulation FD Disclosure

On May 4, 2017, the Company announced that its corporate name will change to Urban One Inc. effective on Friday, May 5, 2017. In addition, as part of the change, the Company’s Class A common stock will trade on the NASDAQ stock exchange under the symbol “UONE” and the Company’s Class D common stock will trade under the symbol “UONEK.”  The change to the ticker symbol will be effective at the start of trading on Monday, May 8, 2017.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment
3.2	Bylaws of Urban One, Inc.
3.3	Certificate of Amendment
99.1	Press release dated May 4, 2017: Radio One, Inc. Reports First Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
May 8, 2017	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer